UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 28, 2026

Date of Report (Date of earliest event reported)

CalciMedica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39538	45-2120079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Coast Boulevard South, Suite 307 La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 952-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001, par value per share	CALC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On January 28, 2026, CalciMedica, Inc. (the “Company”) announced the discontinuation of its Phase 2 KOURAGE clinical trial following a recommendation from the trial’s Independent Data Monitoring Committee.

In connection with the discontinuation of the KOURAGE trial and the resulting reduction in planned operating expenses, the Company is updating its financial guidance. The Company now expects that its existing cash, cash equivalents, and short-term investments will be sufficient to fund its current operating plan into the fourth quarter of 2026, compared to its previously disclosed guidance of the second half of 2026.

Cautionary Statement Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements which include, but are not limited to, statements related to the Company’s planned and ongoing clinical trials and the timing, design, expected patient enrollment thereof and the expected timing for updates; statements regarding the safety and efficacy of its product candidates; and expectations that the Company’s cash, cash equivalents and short-term investments would be be sufficient to fund the Company’s operations into the fourth quarter of 2026. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including, but not limited to, risks and uncertainties related to: the impact of fluctuations in global financial markets on the Company’s business and the actions it may take in response thereto; the Company’s ability to execute its plans and strategies; the ability to obtain and maintain regulatory approval for Auxora; results from clinical trials or preclinical studies may not be indicative of results that may be observed in the future; potential safety and other complications from Auxora; the scope progress and expansion of developing and commercializing Auxora; the size and growth of the market therefor and the rate and degree of market acceptance thereof; economic, business, competitive, and/or regulatory factors affecting the business of the Company generally; the Company’s ability to protect its intellectual property position; the impact of government laws and regulations; and the Company’s financial position and need for additional capital. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 12, 2025, and elsewhere in the Company’s subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CalciMedica, Inc.

Date: January 28, 2026	By:	/s/ A. Rachel Leheny, Ph.D.
	Name:	A. Rachel Leheny, Ph.D.
	Title:	Chief Executive Officer